STATEMENTS OF OPERATIONS (Unaudited)

(in thousands except statistical data)	Three months ended June 30, 2007	Three months ended June 30, 2006	Six months ended June 30, 2007	Six months ended June 30, 2006
REVENUES
SUITE REVENUE	$32,627	$30,909	$64,109	$60,574
OTHER REVENUE	2,086	1,998	4,316	3,970
REIMBURSED EXPENSES	531	—	531	—

TOTAL REVENUES	$35,244	$32,907	$68,956	$64,544

EXPENSES
DIRECT OPERATING EXPENSE	$7,768	$7,485	$15,207	$14,731
OTHER HOTEL OPERATING EXPENSES	12,456	11,619	$24,563	23,223
GENERAL AND ADMINISTRATIVE	577	927	1,372	1,584
REIMBURSED EXPENSES	531	—	531	—
TRANSACTION ADVISORY EXPENSE	159	—	159	—
GAIN ON SALE OF AIRPLANE	—	(241)	—	(241)
SERIES B CONVERTIBLE PREFERRED SHARE EXPENSE (B)	31,982	—	31,982	—
DEPRECIATION	3,420	3,181	6,811	6,293
INTEREST EXPENSE, NET	106	138	203	308

TOTAL EXPENSE	$56,999	$23,109	$80,828	$45,898

NET INCOME	$(21,755)	$9,798	$(11,872)	$18,646

NET INCOME (LOSS) PER COMMON SHARE	$(0.49)	$0.22	$(0.27)	$0.41

FUNDS FROM OPERATIONS (A)
NET INCOME	$(21,755)	$9,798	$(11,872)	$18,646
SERIES B CONVERTIBLE PREFERRED SHARE EXPENSE (B)	31,982	—	31,982	—
GAIN ON SALE OF AIRPLANE	—	(241)	—	(241)
TRANSACTION ADVISORY EXPENSE	159	—	159	—
DEPRECIATION OF REAL ESTATE OWNED	3,420	3,141	6,811	6,194

FUNDS FROM OPERATIONS	$13,806	$12,698	$27,080	$24,599

FFO PER SHARE	$0.30	$0.28	$0.59	$0.55

OPERATING STATISTICS
OCCUPANCY	78%	80%	76%	77%
AVERAGE DAILY RATE	$123	$115	$124	$116
REVPAR	$96	$92	$95	$90
NUMBER OF HOTELS OWNED	28	28
DIVIDENDS PER SHARE	$0.23	$0.22	$0.46	$0.44

BALANCE SHEET HIGHLIGHTS (Unaudited)

(In thousands)	June 30, 2007	December 31, 2006
ASSETS
INVESTMENT IN HOTELS – NET	$393,469	$398,461
CASH AND CASH EQUIVALENTS	64	747
OTHER ASSETS	13,011	8,600

	$406,544	$407,808

LIABILITIES AND SHAREHOLDERS’ EQUITY
NOTES PAYABLE	$4,715	$4,497
OTHER LIABILITIES	2,329	3,295

TOTAL LIABILITIES	7,044	7,792
TOTAL SHAREHOLDERS’ EQUITY	399,500	400,016

TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$406,544	$407,808

(a) Funds from operations (FFO) is defined as net income (computed in accordance with generally accepted accounting principles – GAAP) excluding gains and losses from sales of depreciable property, plus depreciation, amortization, transaction advisory fees and Series B convertible preferred share expense. The company considers FFO in evaluating property acquisitions and its operating performance and believes that FFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of the company’s activities in accordance with GAAP. FFO is not necessarily indicative of cash available to fund cash needs.

The financial information furnished reflects all adjustments necessary for a fair presentation of financial position at June 30, 2007 and the results of operations for the interim period ended June 30, 2007. Such interim results are not necessarily indicative of the results that can be expected for the full year. The accompanying financial statements should be read in conjunction with the audited financial statements and related notes appearing in the Apple Hospitality Five, Inc. 2006 Annual Report.

(b) On May 24, 2007, Apple Hospitality Five became self-advised as it terminated its advisory agreement with Apple Five Advisors, Inc. and terminated its brokerage agreement with Apple Suites Realty Group, Inc., both of which had been utilizing employees of Apple Hospitality Two to provide advisory and other services. The termination of this advisory agreement triggered dividend and voting rights for the Company’s Series B convertible preferred shares on an as converted basis, and the Company recorded a non-cash charge of $32.0 million in the second quarter of 2007.

APPLE HOSPITALITY FIVE

Portfolio of hotels

STATE / CITY	PROPERTY	UNITS
ARIZONA
Tucson	Courtyard	153
Tucson	Residence Inn	120
CALIFORNIA
Cypress	Residence Inn	155
COLORADO
Colorado Springs	Homewood Suites	127
CONNECTICUT
Danbury	SpringHill Suites	106
FLORIDA
Tampa	Hilton Garden Inn	95
LOUISIANA
Baton Rouge	Homewood Suites	115
NEVADA
Las Vegas	Marriott Suites*	278
NEW JERSEY
Cranbury	Residence Inn	108
Somerset	Residence Inn	108
Labanon	Courtyard	125
NEW MEXICO
Albuquerque	Homewood Suites	151
NEW YORK
Hauppauge	Residence Inn	100
Westbury	Hilton Garden Inn	140
OHIO
Solon	Homewood Suites	86
TENNESSEE
Nashville	Residence Inn	168
TEXAS
Addison	Courtyard	176
Brownsville	Residence Inn	102
Irving	Residence Inn	100
Dallas	Residence Inn	139
Fort Worth	Courtyard	92
Harlingen	Courtyard	114
Houston	Courtyard	153
Houston	Residence Inn	120
Houston	Courtyard	100
Houston	Residence Inn	120
VIRGINIA
Vienna	Courtyard	206
WASHINGTON
South Federal Way	Courtyard	160

*	Sold on August 10, 2007, for $87.25 million.

GLADE M. KNIGHT

DEAR SHAREHOLDER

The second quarter of this year has been an exciting one for Apple Hospitality Five, Inc. On June 1, the company announced the engagement of Wachovia Securities as its exclusive financial advisor in the evaluation of various strategic alternatives, including a possible sale, merger or listing of the company.

I am delighted to report that soon after our June announcement, on July 25, following the approval of the company’s board of directors, we entered into a definitive merger agreement to be acquired by Inland American Real Estate Trust, Inc. in a cash merger where each issued and outstanding Unit (Common Share and related Series A Preferred Share) of the company will be converted into the right to receive $14.05. Inland American Real Estate Trust, Inc. (www.inland-american.com) is a real estate investment trust focused on the ownership of a diversified portfolio, including retail, office, multi-family and industrial properties within the United States and Canada. The merger agreement is subject to shareholder approval and customary closing conditions. As a result, there can be no assurance that the merger will occur. If the closing conditions are satisfied, it is anticipated that the merger would close in the fourth quarter of 2007.

In connection with the proposed merger transaction, Apple Hospitality Five has filed a proxy statement, accompanying proxy card and other relevant documents with the Securities and Exchange Commission. I encourage you to read the proxy statement and other relevant documents in their entirely because they will contain important information about Apple Hospitality Five and the proposed merger.

I am pleased to report that the 28 hotels within the Apple Hospitality Five portfolio achieved an average daily rate (ADR) of $123 during the three-month period ending June 30, 2007, and $124 year-to-date. Those averages are seven percent ahead of averages for the same periods in 2006. Although occupancy levels were slightly down for the second quarter, as compared to last year, our ADR drove revenue per available room (RevPAR) to $96 for the quarter and $95 year to date, four and six percent ahead of the same periods in 2006, respectively.

Our shareholders received distributions totaling $0.23 per share, representing an annualized 8.3 percent return based on an $11 share price, during the three-month period ending June 30, 2007. Funds from operations (FFO) for the same period reached $13.8 million, or $0.30 per share. FFO for the first six months of 2007 was $0.59 per share, a notable seven percent increase over the same period in 2006.

I look forward to sharing our future progress with you. Thank you for your investment.

Sincerely,

Glade M. Knight

Chairman and Chief Executive Officer

This quarterly report contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include the availability and terms of financing; changes in national, regional and local economies and business conditions; competitors within the hotel industry; and the ability of the company to implement its acquisition strategy and operating strategy and to mange planned growth.

In addition, the timing and amounts of distributions to common shareholders are within the discretion of the company’s board of directors. Although the company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, therefore, there can be no assurance that such statements included in this quarterly report will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the company or any other person that the results or conditions described in such statements or the objectives and plans of the company will be achieved.

CORPORATE PROFILE

Apple Hospitality Five, Inc. is a real estate investment trust (REIT) focused on the upscale, extended-stay and select service segments of the hotel industry. Our hotels operate under some of the nation's leading hotel brands: Residence Inn® by Marriott®, Homewood Suites by Hilton®, Hilton Garden Inn®, SpringHill Suites® by Marriott®, Courtyard® by Marriott® and Marriott Suites®. Our focus is to operate high-quality hotels that generate attractive returns for our shareholders. As of June 30, 2007, our portfolio consisted of 28 hotels, containing a total of 3,717 guestrooms, diversified among 15 states.

CORPORATE HEADQUARTERS

814 East Main Street
Richmond, VA 23219
(804) 344-8121
(804) 344-8129 FAX
www.applehospitalityfive.com

INVESTOR INFORMATION

For additional information, please contact:
Kelly Clarke, *Director, Investor Services*
804-727-6321 or KClarke@applereit.com

COVER: MARRIOTT SUITES • LAS VEGAS, NV
SHAREHOLDER LETTER:
SPRINGHILL SUITES • DANBURY, CT

The trademarks contained herein are registered trademarks: Courtyard® by Marriott®, Marriott Suites®, Residence Inn® by Marriott® and SpringHill Suites® by Marriott® are registered trademarks of Marriott International, Inc.

Hilton Garden Inn® and Homewood Suites by Hilton® are registered trademarks of Hilton Hotels Corporation.